Exhibit 10.2(b)

April 25, 2013

Wilmington Trust, National Association

As Administrative Agent and Collateral Agent

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn: Meghan McCauley

Re: WCI Communities, Inc. Note Purchase Agreement

Reference is made to that certain Note Purchase Agreement, dated as of June 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among WCI Communities, Inc. (as “Issuer”), the Guarantors party thereto, the noteholders from time to time party thereto (the “Noteholders”), and Wilmington Trust, National Association, as collateral agent and as administrative agent (“Agent”). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement.

Section 1.                                           Request to Purchase Special Assessment Bonds Series 2007 pursuant to the Sale and Purchase Agreement, as amended, with Sarasota National CDD Holdings, LLC

WCI Communities, LLC, a wholly-owned subsidiary of the Issuer (“WCI LLC”), is a party to that certain Sale and Purchase Agreement, dated as of January 25, 2013, as amended by the First Amendment to Sale and Purchase Agreement, dated February 25, 2013, and as further amended by the Second Amendment to Sale and Purchase Agreement, dated as of April 25, 2013 (the “Sale and Purchase Agreement”).

Issuer is requesting that the Noteholders:

(a) consent to and permit Issuer and WCI LLC to purchase the Purchased Bonds (as defined in the Sale and Purchase Agreement) on the terms and conditions set forth in the Sale and Purchase Agreement;

(b) consent to the amendment of Section 7.05 of the Note Purchase Agreement by:

(i) deleting the “and” at the end of clause (g), adding “; and” at the end of clause (h) and adding the following clause (i):

“(i) sales, transfers and dispositions of the Purchased Bonds.”; and

(ii) adding the following definition of “Purchased Bonds” in its proper alphabetical order:

“Purchased Bonds” has the meaning set forth in the Amendment and Waiver letter agreement to this Agreement dated April 25, 2013”; and

(c) waive the restrictions set forth in Section 7.03 of the Note Purchase Agreement solely in connection with the purchase of the Purchased Bonds (as defined in the Sale and Purchase Agreement) on the terms and conditions set forth in the Sale and Purchase Agreement.

Section 2.              Amendment and Waiver.

Each Noteholder that executes this letter agrees to: the waiver and amendment of the Note Purchase Agreement as provided in Section 1 hereof (this “Amendment and Waiver”).

Section 3.              Condition Precedent.

This Amendment and Waiver shall not be effective unless and until executed by the Issuer, WCI LLC, the Agent and the Majority Noteholders.

Section 4.              Ratification; References.

(a)     Except as expressly waived hereby, the Note Purchase Agreement and the other Note Documents remain in full force and effect and are hereby ratified and affirmed by the Issuer and WCI LLC.

(b)     This Amendment and Waiver supplements and amends the Note Purchase Agreement, shall be limited precisely as written and, except as expressly provided herein, shall not be deemed or construed to be a waiver or consent granted pursuant to, or a waiver, amendment, modification or forbearance of, any term or condition of the Note Purchase Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Note Purchase Agreement, whether or not known to the Agent or any of the Noteholders.

(c)     This Amendment and Waiver constitutes a Note Document under the Note Purchase Agreement.

(d)     All references in the Note Purchase Agreement to “this Agreement”, “hereof’, “herein”, or words of like import and all references in each other Note Document to the Note Purchase Agreement, “thereunder”, “thereof” or words of like import shall be deemed to be a reference to the Note Purchase Agreement as amended/supplemented hereby.

Section 5.              Governing Law.

This Amendment and Waiver shall, in accordance with Section 5-1401 of the General Obligation Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction.

Section 6.              Expenses.

All reasonable out-of-pocket fees, costs and expenses incurred by the Agent and Noteholders in connection with the preparation, negotiation, execution and administration of this Amendment and Waiver, including, without limitation, the reasonable fees and disbursements of their counsel, shall be paid or reimbursed by the Issuer, promptly upon receipt of invoices therefor.

Section 7.              Counterparts.

This Amendment and Waiver may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment and Waiver by telecopy or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

Section 8.              Successors and Assigns.

The provisions of this Amendment and Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.              Severability.

If any provision of this Amendment and Waiver shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment and Waiver in any jurisdiction.

Section 10.            Miscellaneous.

The parties hereto shall, at any time from time to time following the execution of this Amendment and Waiver, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment and Waiver.

Section 11.            Headings.

Section headings in this Amendment and Waiver are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment and Waiver.

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Please execute a copy of this letter in the space provided below to acknowledge your agreement to the foregoing.

Sincerely,

WCI Communities, Inc., as Issuer
By:	/s/ Vivien Hastings
Its:	Senior Vice President

WCI Communities, LLC, as Guarantor
By:	/s/ Vivien Hastings
Its:	Senior Vice President

AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Meghan H. McCauley
Name:	Meghan H. McCauley
Title:	Banking Officer

NOTEHOLDER:

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By:	Stonehill Capital Management LLC, its adviser
Name:	/s/ Michael Stern
Title:	Managing Director

NOTEHOLDER:

MONARCH MASTER FUNDING Ltd.

By:	Monarch Alternative Capital LP, its investment manager

By:	/s/ Michael Weinstock
Name:	Michael Weinstock
Title:	Managing Principal